UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 20, 2009

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1855 Lockeway Drive Suite 501 Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 20, 2009, Cellu Tissue Holdings, Inc. (the “Company”) issued a press release announcing certain information regarding the Company’s results of operations for the quarter ended November 27, 2008.  The press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this Item 2.02 of Current Report on Form 8-K, including the accompanying exhibit, is being furnished hereunder and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)   On January 20, 2009, management of the Company and the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors concluded that the Company’s previously reported financial statements for the fiscal years ended February 29, 2008 and February 28, 2007 and interim financial statements for the periods ended August 28, 2008 and May 29, 2008 (and the respective comparative prior year periods) should no longer be relied upon.  Accordingly, the Company will restate its financial statements included in its Annual Report on Form 10-K for the year ended February 29, 2008 and its Quarterly Reports on Form 10-Q for the periods ended August 28, 2008 and May 29, 2008.  The restatements, which are discussed in more detail below, will make corrections related to errors in (i) accounting for deferred income taxes in connection with purchase accounting applied in fiscal 2007, (ii) classification of shipping and handling costs in accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs (“EITF 00-10”), (iii) accounting for derivative instruments, (iv) accounting for foreign exchange gains and losses in fiscal 2007 and 2008, and (v) certain other miscellaneous adjustments the effect of which were initially deemed to be not material by management, either individually or in the aggregate.

Deferred income taxes associated with purchase accounting

The Company erroneously recorded a deferred tax asset related to the contingent consideration, specifically the earn-out due from the Company to its former owners if certain conditions are met.  A liability for this earn-out was recorded in June 2006 as part of purchase accounting under Statement of Financial Accounting Standards No. 141 “Business Combinations” in connection with the acquisition of the Company by Weston Presidio.  The recording of a deferred tax asset related to this liability caused related errors in the allocation of purchase price to certain long-lived assets and the subsequent depreciation of those assets.  The Company expects to correct this error by (i) reducing the deferred tax asset amount recorded in purchase accounting for the contingent consideration; (ii) increasing the fair value allocated to acquired property, plant and equipment and trademarks; (iii) increasing deferred tax liabilities associated with the increased fair value allocated to property, plant and equipment; and (iv) increasing goodwill.

The increase in property, plant and equipment is expected to result in increased depreciation expense in the periods impacted.  See table following.

Shipping and handling fees and costs

The Company has reviewed its interpretation of EITF 00-10 and concluded that shipping and handling fees charged to customers should be classified as cost of goods sold.  Historically, the Company has recorded outbound shipping and handling costs as a reduction of sales, which is inconsistent with the accounting in accordance with EITF 00-10.  This classification has been consistently disclosed in the Company’s public filings.  This error will be corrected by reclassifying these costs to cost of goods sold from net sales.

Foreign exchange gains and losses

The Company has determined that it incorrectly recorded the remeasurement of an intercompany loan account with its foreign subsidiary through other comprehensive income.   In accordance with FASB Statement No. 52, Foreign

Currency Translation, the remeasurement of the portion of the loan functioning as a short-term settlement account and not a permanent investment should have been recorded to earnings.  The Company will correct this error by increasing (decreasing) foreign currency (loss) gain and decreasing (increasing) accumulated other comprehensive income.  See table following.

Derivatives

The Company has determined that its documentation relating to derivative instruments entered into in fiscal 2007 and 2008 did not meet the requirements of Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” for hedge accounting.  The Company expects to correct this error by adjusting (i) cost of goods sold and (ii) accumulated other comprehensive income for the mark-to-market adjustment in each corresponding period.  See table following.

Other Miscellaneous Items

The Company will also include in the appropriate periods in its restated consolidated financial statements certain other miscellaneous adjustments the effect of which were initially deemed  to be not material by management, either individually or in the aggregate.  These adjustments primarily relate to vacation and freight accruals in the fourth quarter of 2007 and the first quarter of 2008.  See table following.

	For the Period March 1, 2006- June 12, 2006	For the Period June 13, 2006- February 28, 2007	Fiscal Year Ended February 29, 2008	Three Months Ended May 29, 2008	Three Months Ended August 28, 2008	Cumulative Restatement Impacts
Impact on Pretax Income — Increase (decrease)
(millions of dollars)

Depreciation expense	—	(0.6)	(1.0)	(0.3)	(0.3)	(2.2)

Shipping and handling fees	—	—	—	—	—	—

Foreign exchange gains (losses)	0.2	(0.4)	0.6	—	—	0.4

Derivatives	—	0.1	0.1	(0.1)	(0.7)	(0.6)

Other miscellaneous adjustments	—	0.1	(0.1)	—	—	—

Impact on Pretax Income — Increase (decrease)	0.2	(0.8)	(0.4)	(0.4)	(1.0)	(2.4)

Impact on Net Income — Increase (decrease)
(millions of dollars)

Impact on Pretax Income — Increase (decrease)	0.2	(0.8)	(0.4)	(0.4)	(1.0)	(2.4)

Change in Tax Provision Benefit (expense)	(0.1)	0.3	0.1	0.2	0.4	0.9

Impact on Net Income — Increase (decrease)	0.1	(0.5)	(0.3)	(0.2)	(0.6)	(1.5)

	Three Months Ended	Three Months Ended
	May 31, 2007	August 30, 2007
Impact on Pretax Income — Increase (decrease)
(millions of dollars)

Depreciation expense	(0.3)	(0.3)

Shipping and handling fees	—	—

Foreign exchange gains (losses)	0.4	0.1

Derivatives	—	(0.6)

Other miscellaneous adjustments	(0.1)	—
Impact on Pretax Income — Increase (decrease)	0.0	(0.8)

Impact on Net Income — Increase (decrease)
(millions of dollars)

Impact on Pretax Income — Increase (decrease)	0.0	(0.8)

Change in Tax Provision Benefit (expense)	—	0.3
Impact on Net Income — Increase (decrease)	0.0	(0.5)

The final amount and detailed presentation of the restatement will be included in our upcoming filings with the Securities and Exchange Commission after we have completed the restatement. There can be no assurance that the estimates included in this report will not change, perhaps materially, before we file the restated financial statements.

The Company is working to finalize these accounting adjustments described above on its financial statements and will report the restated prior year financial statements and current year financial statements as soon as they can be made available.

The Company is also in the process of assessing the impact that these restatements may have on the effectiveness of its disclosure controls and procedures, as well as its internal control over financial reporting.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 of Current Report on Form 8-K with the Company’s current independent registered public accounting firm, PricewaterhouseCoopers LLP, and its former independent registered public accounting firm, Ernst & Young LLP.

Item 9.01.  Financial Statements and Exhibits.

The following is being furnished as an exhibit to this Current Report on Form 8-K:

(d) Exhibit

99.1                           Press Release dated January 20, 2009, “Cellu Tissue Holdings, Inc. Delays Third Quarter Form 10-Q Filing to Complete Restatement of Results of Prior Periods”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: January 21, 2009	By: /s/ David J. Morris
Mr. David J. Morris
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated January 20, 2009, “Cellu Tissue Holdings, Inc. Delays Third Quarter Form 10-Q Filing to Complete Restatement of Results of Prior Periods”